  EXHIBIT 99.1

Viking Energy Group, Inc.

Unaudited Pro Forma Condensed Combined Financial Statements

VIKING ENERGY GROUP, INC. UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following sets forth unaudited pro forma condensed consolidated financial information of Viking Energy Group, Inc. (the “Company”) prepared in accordance with Article 8-05 of Regulation S-X.  You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations, “Risk Factors” and the Company’s consolidated financial statements and related notes and other financial information included in its most recent Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q.  The unaudited pro forma condensed consolidated financial information is based on and has been derived from the Company’s historical consolidated financial statements.

On October 5, 2021, the Company entered into an Assignment of Membership Interests (the “Assignment Agreement”) with TO Ichor 2021, L.L.C. (“Assignee”), pursuant to which the Company assigned all of its membership interests in Ichor Energy Holdings, L.L.C. (“Holdings”) to the Assignee, effective October 5, 2021 (the “Assignment”).

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2021 and statements of operations for the year ended December 31, 2020 and the six months ended June 30, 2021 give pro forma effect to the elimination of certain assets and liabilities associated with the Assignment as if it occurred on June 30, 2021 (in the case of the balance sheet) or January 1, 2020 (in the case of the statement of operations).

The unaudited pro forma condensed consolidated financial information includes unaudited pro forma adjustments that are factually supportable and directly attributable to the respective transactions.  In addition, the unaudited pro forma adjustments are expected to have a continuing impact on the Company’s results.  The Company has prepared the unaudited pro forma condensed consolidated financial information for illustrative purposes only and it does not purport to represent what the results of operations or financial condition would have been had the respective transactions actually occurred on the dates indicated, nor does the Company purport to project the results of operations or financial condition for any future period or as of any future date.  The actual results of operations may direr significantly from the pro forma amounts reflected herein due to a variety of factors

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VIKING ENERGY GROUP, INC. UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

VIKING ENERGY GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2021

	Historical, June 30, 2021	Pro Forma Adjustments		Pro Forma June 30, 2021

ASSETS
Current assets
Cash and cash equivalents	$7,471,030	(3,525,933	)(a)	$3,945,097
Accounts receivable	5,836,331	(2,449,384	)(a)	3,386,947
Total current assets	13,307,361			7,332,045

Oil and gas properties, net	97,656,287	(56,955,136	)(a)	40,701,151
Fixed assets, net	357,770			357,770
Deposits	57,896			57,896

TOTAL ASSETS	$111,379,314			$48,448,862

LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$5,328,304	(1,622,859	)(a)	3,705,445
Derivative liability	12,649,422	(8,844,538	)(a)	3,804,884
Undistributed revenue and royalties	5,833,882	(2,192,997	)(a)	3,640,885
Current portion of long term debt	44,325,164	(2,301,067	)(a)	42,024,097
Total current liabilities	68,136,772			53,175,311

Long term debt - net of current portion	51,636,447	(48,740,242	)(a)	2,896,205
Operating lease liability	204,714			204,714
Asset retirement obligations	6,455,705	(2,000,485	)(a)	4,455,220
Total Liabilities	126,433,638			60,731,450

Stockholders' Equity
Equity and accumulated income (loss)	(15,054,324)	2,771,736	(a)	(12,282,588)

Total Stockholders' Equity (Deficit)	(15,054,324)			(12,282,588)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$111,379,314			$48,448,862

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VIKING ENERGY GROUP, INC. UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

VIKING ENERGY GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2021

	Historical Six Months Ended June 30, 2021	Pro Forma Adjustments		Pro Formal Six Months Ended June 30, 2021

REVENUE
Oil and gas sales	$21,190,712	(8,919,858	)(b)	$12,270,854

OPERATING EXPENSES
Lease operating costs	9,974,748	(4,120,767	)(b)	5,853,981
General and administrative	2,320,934	(590,960	)(b)	1,729,974
Stock based compensation	388,543			388,543
Depreciation, depletion and amortization	4,663,227	(2,017,637	)(b)	2,645,590
Accretion - ARO	289,674	(92,348	)(b)	197,326
TOTAL OPERATING EXPENSES	17,637,126			10,815,414

INCOME (LOSS) FROM OPERATIONS	3,553,586			1,455,440

OTHER INCOME (EXPENSE)
Interest expense	(6,431,875)	3,505,183	(b)	(2,926,692)
Amortization of debt discount	(2,145,036)	435,414	(b)	(1,709,622)
Change in fair value of derivatives	(12,976,173)	10,064,747	(b)	(2,911,426)
Loss on financing settlements	(926,531)			(926,531)
Other income (expense)	22,002			22,002
TOTAL OTHER INCOME (EXPENSE)	(22,457,613)			(8,452,269)

NET INCOME (LOSS)	$(18,904,027)			$(6,996,829)

EARNINGS (LOSS) PER COMMON SHARE
Basis and Diluted	$(0.28)			$(0.10)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basis and Diluted	67,350,993			67,350,993

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VIKING ENERGY GROUP, INC. UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

VIKING ENERGY GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020

	Historical Year Ended December 31, 2020	Pro Forma Adjustments		Pro Forma Year Ended December 31, 2020

REVENUE
Oil and gas sales	$40,266,780	(20,897,507	)(b)	$19,369,273

OPERATING EXPENSES
Lease operating costs	19,075,749	(8,691,873	)(b)	10,383,876
Impairment of oil and gas properties	37,500,000	(20,568,275	)(b)	16,931,725
General and administrative	4,966,059	(1,027,404	)(b)	3,938,655
Stock based compensation	5,625,302			5,625,302
Depreciation, depletion and amortization	13,513,735	(6,029,318	)(b)	7,484,417
Accretion - asset retirement obligations	1,111,266	(5,797	)(b)	1,105,469
TOTAL OPERATING EXPENSES	81,792,111			45,469,444

INCOME (LOSS) FROM OPERATIONS	(41,525,331)			(26,100,171)

OTHER INCOME (EXPENSE)
Interest expense	(19,697,942)	7,234,611	(b)	(12,463,331)
Amortization of debt discount	(7,321,178)	880,449	(b)	(6,440,729)
Change in fair value of derivatives	5,485,573	(6,227,391	)(b)	(741,818)
Loss on financing settlements	(931,894)			(931,894)
Other income (expense)	2,527	(23,583	)(b)	(21,056)
TOTAL OTHER INCOME (EXPENSE)	(22,462,914)			(20,598,828)

NET INCOME (LOSS)	(63,988,245)			(46,698,999)
Net loss attributable to noncontrolling interest	1,996,511			1,996,511

NET INCOME (LOSS) ATTRIBUTABLE TO VIKING ENERGY GROUP, INC.	$(61,991,734)			$(44,702,488)

EARNINGS (LOSS) PER COMMON SHARE
Basis and Diluted	$(2.42)			$(1.69)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basis and Diluted	26,459,006			26,459,006

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VIKING ENERGY GROUP, INC. UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

VIKING ENERGY GROUP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Ichor Energy Assignment Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

The following adjustments have been made to the accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2021

(a)	Represents the elimination of assets and liabilities and resulting gain on membership interest assignment of the properties sold.

Ichor Energy Assignment Adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Operations

The following adjustments have been made to the accompanying unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2021, and the year ended December 31, 2020.

(b)	Represents the elimination of gas and oil production revenue and expenses for the properties sold.

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